Exhibit (c)(45)

Confidential AM / AMGP HISTORICAL EXCHANGE RATIO 1.80x 1.75x 1.70x 1.65x Current: 1.630x 1.60x LT Average: 1.556x 1.55x 1.50x 1.45x 1.40x 1.35x 1.30x 05/03/17 07/22/17 10/11/17 12/31/17 03/22/18 06/11/18 Page 1 Project Bronco | Source: S&P Capital IQ as of June 11, 2018. AM announced $315 mm equity offering Reference Exchange Ratio History: Average Since AMGP IPO (5/3/17): 1.556x Average Since Spec Cte Formation (2/23/18): 1.557x Average Until Spec Cte Formation (2/23/18): 1.556x Last 30 Days (through 6/11/18): 1.573x Last 10 Days: (through 6/11/18): 1.604x

Confidential QUICK IMPLIED PREMIUMS ANALYSIS Implied Premium / (Discount) @1.6x Ratio Current AMGP (6/11/18) Timeframe: AM Exchange Ratio Current Trading Price (as of 6/11/18) $31.06 $19.06 1.630x (1.82%) 30-Day VWAP (as of 6/11/18) $29.13 $19.06 1.528x 4.69% 30-Day VWAP (as of 2/23/18) Formation of Special Committee $29.48 $19.06 1.547x 3.45% 2/23/18 Closing Price $26.49 $19.06 1.390x 15.12% 30-Day VWAP (as of 1/29/18) Sailng Stone 13-D Filing $30.21 $19.06 1.585x 0.94% Page 2 Project Bronco | Source: Bloomberg.